Exhibit 10.8
FIRST AMENDMENT TO

FUEL SALES AND LICENSING AGREEMENT
     This First Amendment to Fuel Sales and Licensing Agreement between Alon USA, LP (“Alon”) and Alon Brands, Inc. (“Brands”), dated November 15, 2010 (this “Amendment”), amends that certain Fuel Sales and Licensing Agreement by and between Alon and Brands, dated as of November 1, 2009 (the “Agreement”).
WITNESSETH:
     FOR AND IN CONSIDERATION of the premises, Seller and Buyer agree to amend certain provisions of the Agreement as set forth below.
1. DEFINED TERMS
     All initially capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.
2. AMENDMENTS
     a. The first sentence of Section 2 of the Agreement (Supply) is hereby amended in its entirety to read as follows:
“The “stated quantity” shall be equal to 310,000,000 gallons per year total of the above listed products, forecasted by terminal on a monthly basis in accordance with the format set forth on Exhibit B.”
     b. The first sentence of the last paragraph of Section 3 (Price) is hereby amended in its entirety to read as follows:
“Tax incentives related to the use of reformulated fuels such as the current ethanol blender’s credit of $.45 per gallon will be completely passed to Brands if in accordance with then-current industry standards.”
     c. Section 7 (Term) is hereby amended in its entirety to read as follows:
“This Agreement will be in force and effect from the date on which Brands’ Registration Statement on Form S-1, registering certain equity securities of Brands pursuant to the Securities Act of 1933, as amended, is declared effective by the Securities and Exchange Commission (the “Effective Date”) and shall continue until December 31, 2030.”
     d. The second sentence of Section 8 (Placement and Handling Fee Adjustments) is hereby amended in its entirety to read as follows:

“Alon shall give Brands notice of its receipt of any notification from a third party that will result in an increase or decrease in Alon’s costs of transporting, handling or terminalling Products.”
3. EFFECT OF AMENDMENT
     Except as specifically amended above, all of the original terms and conditions of the Agreement shall remain in full force and effect.
     This Amendment shall not be binding on either party until both parties have executed the Amendment by signing below.

ALON USA, LP			ALON BRANDS, INC.

By: Alon USA GP, LLC
Its: General Partner
By:	/s/ Paul Eisman	By:	/s/ Kyle McKeen

	Name:	Paul Eisman	Name:	Kyle McKeen

	Title:	President	Title:	Chief Executive Officer